ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is made and entered into as of May 19, 2000, by SPRINT SPECTRUM L.P., SPRINT SPECTRUM REALTY COMPANY, L.P., SPRINT SPECTRUM EQUIPMENT COMPANY, L.P., PHILLIECO, L.P., all of which are Delaware limited partnerships, SPRINTCOM, INC., a Kansas corporation, and SPRINTCOM EQUIPMENT COMPANY, L.P., a Delaware limited partnership (collectively, "Seller"), and Horizon Personal Communication, Inc., an Ohio corporation ("Buyer").

          Recitals

          A. Seller owns or leases those cell sites identified on the attached Exhibit A (the "Cell Sites").

          B. Buyer desires to acquire the Cell Sites and certain other assets of Seller with respect to the Cell Sites, and assume the Assumed Liabilities (as defined in Section 4 below), and Seller desires to sell such Cell Sites and assets and have Buyer assume the Assumed Liabilities, upon the terms and conditions set forth in this Agreement.

          Agreements

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement the parties hereto agree as follows:

          1. Transfer of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in the Cell Sites, and all contractual rights and remedies of Seller (if any and to the extent transferable by Seller) against service providers who have provided services for which they have been compensated with respect to the Cell Sites (collectively, the "Assets"), free and clear from all liens created by Seller other than the Assumed Liabilities. The final closing will occur on September 30, 2000; provided, however, that, upon ten (10) business days prior written notice, Buyer will have the right, from time to time, assuming the required landlord consents have been obtained, to purchase clusters of assets prior to September 30, 2000, by paying the full Purchase Price for such assets to Seller (each closing being referred to as the "Closing").

          2. Purchase Price. The purchase price for the Assets (the "Purchase Price") will equal the sum of:

               (i)  $41,475 per Cell Site through lease execution;

               (ii) $100,725 per Cell Site through notice to proceed (i.e., Cell
                    Site is construction-ready);

               (iii)per Cell Site constructed (without optimization) as follows:





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                    (a)  $412,722 per Cell Site tower less than 100 feet tall,
                    (b)  $471,177 per Cell Site tower between 100-200 feet tall,
                    (c) $461,366 per Cell Site tower greater than 200 feet tall,
                    (d)  $346,306 per Cell Site co-locate,
                    (e)  $368,012 per rooftop Cell Site, or
                    (f)  $230,483 per build-to-suit Cell Site;

               (iv) per Cell Site constructed (with optimization) as follows:

                    (a)  $421,610 per Cell Site tower less than 100 feet tall,
                    (b)  $480,064 per Cell Site tower between 100-200 feet tall,
                    (c) $470,224 per Cell Site tower greater than 200 feet tall,
                    (d)  $355,194 per Cell Site co-locate,
                    (e)  $376,900 per rooftop Cell Site, or
                    (f)  $239,370 per build-to-suit Cell Site;

               (v) per cell Site constructed (excluding any base transmission station) as follows:

                    (a)  $249,500 per Cell Site tower less than 100 feet tall,
                    (b)  $295,361 per Cell Site tower between 100-200 feet tall,
                    (c) $274,273 per Cell Site tower greater than 200 feet tall,
                    (d)  $211,813 per Cell Site co-locate,
                    (e) $233,520 per rooftop Cell Site, or (f) $233,520 per rooftop Cell Site; and

               (vi) per Cell  Site  located  on a tower  retained  by  Seller as follows:

                    (a)  $137,952 per Cell Site tower less than 100 feet tall,
                    (b) $148,368 per Cell Site tower between 100-200 feet tall, or
                    (c) $157,859 per Cell Site tower greater than 200 feet tall.

               Each Cell Site will be allocated to only one stage of development completion, as described above. Cell Sites in a state of partial stage completion will be brought to full completion of such stage by Seller prior to Closing and will be priced accordingly.

               The parties acknowledge that Seller may, in its sole discretion, retain towers owned by it, and Buyer will locate its equipment on such tower sites.

               The parties agree that, on or before the Closing Date, they shall determine an allocation of the Purchase Price among the Assets, which allocation will be the result of arm's-length negotiations between the parties as to the price of each item or category of items of the Assets, and neither party will make any claim or



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               treat  any  item  on  its  tax   returns  in  a  manner  that  is
               inconsistent with such allocation.

          3. Review Period. For a period of 30 days commencing on the date this Agreement is executed by both parties (the "Review Period"), Buyer and its representatives may review such documents and make, or cause to be made by agents or contractors of Buyer's choosing, any and all physical, mechanical, environmental, structural or other inspections of the Assets as Buyer deems appropriate and as maintained in the ordinary course by Seller. For purposes of such review and inspection, Seller will make available to Buyer and Buyer's representatives, all documents and records relating to the Assets and the Assumed Liabilities, and shall afford Buyer and Buyer's representatives reasonable access to the Assets and Assumed Liabilities, all during normal business hours.

          (b) If, in Buyer's reasonable discretion, based upon the results of Buyer's review and inspection of the Assets, Buyer determines that up to, but no more than, three individual Cell Sites are unsatisfactory to Buyer, Buyer may by written notice delivered to Seller within the Review Period, which notice contains a specific description of the unsatisfactory condition, request that such unsatisfactory condition as to such Cell Site(s) be rectified by Seller. Seller will, within 30 days after receiving Buyer's written notice described above, at Seller's election as to each unsatisfactory Cell Site individually, either (i) correct the unsatisfactory condition, (ii) renegotiate with Buyer the Purchase Price only as attributable to such unsatisfactory Cell Site, or (iii) remove the unsatisfactory Cell Site from the Assets, with a corresponding reduction in the Purchase Price in proportion to the amount thereof attributable to the unsatisfactory Cell Site. If Buyer does not provide the above described notice to Seller within the Review Period, Buyer will be deemed to have waived its rights under this Paragraph 3. In no event will Buyer be relieved of its obligations under this Agreement, with regard to more than three Cell Sites.

          4. Assumption of Liabilities. Buyer agrees to assume all liabilities, debts, expenses and obligations arising after the Closing Date in, to, under or pursuant to the Assets as of the Closing Date (the "Assumed Liabilities") and to pay and perform the Assumed Liabilities when due. Nothing in this Agreement prevents Buyer from contesting in good faith any of the Assumed Liabilities.

               5. Representations and Warranties. The Seller entities, jointly and severally, represent and warrant to Buyer as follows (which representations and warranties shall survive the Closing):

                    (a) Organization. SprintCom, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the state of Kansas. Each other Seller entity is a


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                    limited partnership duly organized,  validly existing and in good standing under the laws of the state of Delaware. Each Seller entity is qualified to conduct business in all states where such respective entity conducts business through the use of the Assets. (b) Authorization. Each Seller entity has the full power and authority (i) to own and operate the Assets to enter into and perform their obligations under
                    this   Agreement   and  the   documents,   instruments   and
                    certificates to be executed and delivered by such entities pursuant to this Agreement. The execution, delivery and performance of this Agreement by each Seller entity and all documents, instruments and certificates made or delivered by each such entity pursuant to this Agreement, and the transactions contemplated hereby, have been duly authorized by all requisite action on the part of each respective Seller entity. (c) Enforceability. The terms and provisions
                    of  this  Agreement  and  all  documents,   instruments  and
                    certificates made or delivered by the Seller entities hereunder constitute valid and legally binding obligations of the respective Seller entities, enforceable against the respective Seller entities in accordance with the terms hereof and thereof, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other
                    similar  laws   affecting   generally  the   enforcement  of
                    creditors' rights and by general principles of equity.

          6. Condition of Assets. It is understood and agreed that, except as provided in this Agreement, Seller is not making and specifically disclaims any warranties or representations of any kind or character, express or implied, with respect to the Assets, including, but not limited to, warranties or representations as to matters of title (except that Seller represents and warrants that Seller has not previously conveyed or assigned any of the Assets to any other party), zoning, tax consequences, physical or environmental conditions, availability of access, operating history or projections, valuation, governmental approvals, governmental regulations or any other matter or thing relating to or affecting the Assets including, without limitation: (i) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Assets; (ii) the manner or quality of the construction or materials incorporated into any of the Assets and (iii) the manner, quality, state of repair or lack of repair of the Assets. Buyer agrees that with respect to the Assets, Buyer has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller or any agent of Seller other than as specifically set forth in this Agreement. Buyer represents that it is a knowledgeable purchaser and that it is relying solely on its own expertise and that of Buyer's consultants, and that Buyer will conduct such inspections and investigations of the Assets, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same, and, upon closing, shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's inspections and investigations. Buyer acknowledges and agrees that upon closing, Seller shall sell and convey to Buyer and Buyer shall accept the Assets "as is, where is" with all faults, and Buyer further acknowledges and agrees that there are no oral



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               agreements,  warranties  or  representations,  collateral  to  or affecting the Assets by Seller, any agent of Seller or any third party. The terms and conditions of this paragraph shall expressly survive the Closing.

          7. Damage or Destruction. If prior to the Closing Date, any of the Assets are destroyed or substantially damaged by fire, lightning or any other cause, or all or any part of the Assets is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller will immediately deliver to Buyer written notice of such event or condition, and Buyer will have the option of (a) enforcing this Agreement and retaining any insurance proceeds or proceeds of the taking by eminent domain, or (b) terminating this Agreement with respect to the Assets that were destroyed or substantially changed by written notice within twenty (20) days after receiving written notice from Seller of such destruction, damage or claim. If this Agreement is terminated with respect to any Asset destroyed or substantially damaged, neither party will have any further obligation under this Agreement with respect to such Asset. The risk of loss will be borne by Seller until the Closing Date.

          8. Closing. If Buyer does not terminate the Agreement pursuant to Paragraph 7 of this Agreement, on the Closing Date:

          (a) Seller and Buyer shall execute and deliver to each other an Assignment of Leases and Bill of Sale;

               (b) Buyer shall pay the Purchase Price to Seller in immediately available funds; and

               (c) Seller shall provide copies of all necessary consents, if any, for the conveyance or assignment of the Assets. Seller will assist Buyer in obtaining consents and releases from landlords.

               Buyer is responsible for paying or causing to be paid all transfer, stamp, recording, sales, use, excise or similar taxes, fees or duties payable in connection with the sale, assignment or conveyance of Seller's interest in and to the Assets or the assumption of the Assumed Liabilities.

               Buyer is also responsible for reporting all taxable property to the appropriate taxing authority for ad valorem tax purposes. Buyer will pay as and when due all taxes, assessments, liens, encumbrances, levies and other charges against the real estate, personal property and intangible property that is sold, transferred, assigned or otherwise conveyer to Buyer pursuant to this agreement.


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

          9. Further Assurances. Seller will from time to time at the request of Buyer, do, make, execute, acknowledge and deliver all such other instruments of conveyance, assignment, and transfer, in form and substance satisfactory to Seller, as Buyer may reasonably require for the more effective conveyance and transfer of any of the Assets.

          10. Indemnification. Breaches of this Agreement by either Buyer or Seller will be a breach for which the non-breaching party is entitled to indemnification in accordance with the terms and conditions and utilizing the procedures set forth in the Management Agreement.

          11. Entire Agreement and Binding Effect. This Agreement and the exhibits and schedules attached to this Agreement (which are incorporated by this reference) and the Management Agreement, including all addenda thereto, contain the entire agreement between the parties hereto with respect to the acquisition of the Assets and the other transactions contemplated herein, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof. All exhibits attached hereto are incorporated herein by this reference.

          12. Severability. In the event any one or more of the provisions contained in this Agreement or any application thereof is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof will not in any way be affected or impaired thereby. Paragraph headings herein or in any exhibit hereto have no legal significance and are used solely for convenience of reference.

          13.  No  Other   Representations  and  Warranties.   Seller  makes  no
               representation or warranty to Buyer with respect to the Assets, except as expressly set forth in this Agreement.

          14. Waivers and Notices. Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder. All notices, consents, requests, instructions, approvals and other communications provided for herein will be validly given, made or served if given, made or served in accordance with the Management Agreement.

          15. Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original but all of such counterparts taken together will constitute only one Agreement.


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          16.  Governing  Law.  The  internal  laws  of the  State  of  Missouri
               (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:                      SPRINT SPECTRUM L.P.

                             By:_____________________________________
                                 Bernard A. Bianchino,
                                 Senior Vice President and Chief Business
                                 Development Officer - Sprint PCS

                             SPRINT SPECTRUM REALTY COMPANY, L.P.

                             By:_____________________________________
                                 Bernard A. Bianchino,
                                 Senior Vice President and Chief Business
                                 Development Officer - Sprint PCS

                             SPRINT SPECTRUM EQUIPMENT COMPANY, L.P.

                             By:_____________________________________
                                 Bernard A. Bianchino,
                                 Senior Vice President and Chief Business
                                 Development Officer - Sprint PCS

                             PHILLIECO, L.P.

                                 By:      PhillieCo Sub, L.P.,
                                          its General Partner
                                 By:      PhillieCo Partners I, L.P.,
                                          its General Partner
                                 By:      Sprint Enterprises, L.P.,
                                          its General Partner
                                 By:      US Telecom, Inc.
                                          its General Partner

                             By:_____________________________________
                                 Don A. Jensen,
                                 Vice President and Secretary




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                             SPRINTCOM, INC.

                             By:_____________________________________
                                 Bernard A. Bianchino,
                                 Senior Vice President and Chief Business
                                 Development Officer - Sprint PCS


                             SPRINTCOM EQUIPMENT COMPANY, L.P.

                             By:_____________________________________
                                 Bernard A. Bianchino,
                                 Senior Vice President and Chief Business
                                 Development Officer - Sprint PCS


BUYER:                       HORIZON PERSONAL COMMUNICATIONS, INC.


                             By:_____________________________________
                                  Name:______________________________
                                  Title:_____________________________



                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------

Exhibit or Attachment                     Description
---------------------                     -----------

2.1  Asset Purchase Agreement
Exhibit A                                 List of Cell Sites
Exhibit B                                 Assignment of Leases and Bill of Sale
Exhibit C                                 Consent and Release